UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             November 21, 2014

ID Global Solutions Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-54545	46-2069547
(State or other jurisdiction of incorporation or	Commission File Number	(I.R.S. Employer Identification No.)
organization)

160 E. Lake Brantley Drive, Longwood, FL	32779
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(407) 951-8640

not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02          Unregistered Sales of Equity Securities.

On November 21, 2014 we issued 240,000 shares of our common stock valued at $144,000 to an attorney as a retainer. The recipient was an accredited or otherwise sophisticated investor who had access to business and financial information concerning our company. The issuance was exempt from registration under the Securities Act in reliance on an exemption provided by Section 4(a)(2) of that act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

On November 21, 2014 Mr. Douglas W. Solomon was appointed Chairman of the Board of Directors of ID Global Solutions Corporation and Mr. Thomas Szoke was appointed President. Mr. Solomon is our Chief Executive Officer. Previously, Mr. Szoke, who is also a member of our Board of Directors, served as our Chief Operating Officer and Chief Technology Officer. Biographical information for Messrs. Solomon and Szoke is contained the post-effective amendment number 2 to our registration statement on Form S-1 as filed with the Securities and Exchange Commission on September 15, 2014. Mr. Solomon’s and Mr. Szoke’s base compensation will remain unchanged following their appointments to these new offices.

Item 8.01          Other Events.

On November 21, 2014, our Board of Directors authorized the ID Global Solutions Corporation Equity Compensation Plan (the “2014 Plan”) covering 25,000,000 shares of common stock. The 2014 Plan also contains an “evergreen formula” pursuant to which the number of shares of common stock available for issuance under the 2014 Plan will automatically increase on the first trading day of January each calendar year during the term of the 2014 Plan, beginning with calendar year 2015, by an amount equal to 2% of the total number of shares of common stock outstanding on the last trading day in December of the immediately preceding calendar year, up to a maximum annual increase of 250,000 shares of common stock. The purpose of the 2014 Plan is to enable us to offer to our employees, officers, directors and consultants, whose past, present and/or potential contributions to our company have been, are or will be important to our success, an opportunity to acquire a proprietary interest in our company. The 2014 Plan is administered by our board of directors. Plan options may either be:

•	incentive stock options (ISOs),
•	non-qualified options (NSOs),
•	awards of our common stock, or
•	rights to make direct purchases of our common stock which may be subject to certain restrictions.

Any option granted under the 2014 Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The plan further provides that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the board of directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant. In the event of any stock split of our outstanding common stock, the board of directors in its discretion may elect to maintain the stated amount of shares reserved under the plan without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the plan, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person.

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The foregoing description of the terms and conditions of the 2014 Plan is qualified in its entirety by reference to the plan which is filed as Exhibit 10.19 to this Current Report.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.19	the ID Global Solutions Corporation Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ID GLOBAL SOLUTIONS CORPORATION
Date: November 25, 2014	By:	/s/ Thomas Szoke
Thomas Szoke, President

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